Exhibit 99.1

PennyMac Mortgage Investment Trust Reports

First Quarter 2023 Results

WESTLAKE VILLAGE, Calif., April 27, 2023 – PennyMac Mortgage Investment Trust (NYSE: PMT) today reported net income attributable to common shareholders of $50.2 million, or $0.50 per common share on a diluted basis for the first quarter of 2023, on net investment income of $90.4 million. PMT previously announced a cash dividend for the first quarter of 2023 of $0.40 per common share of beneficial interest, which was declared on March 15, 2023, and will be paid on April 28, 2023, to common shareholders of record as of April 14, 2023.

First Quarter 2023 Highlights

Financial results:

•	Net income attributable to common shareholders of $50.2 million, compared to a net loss of $5.8 million in the prior quarter
o

Strong performance from PMT’s credit sensitive strategies and income excluding the impact of market-driven fair value changes was partially offset by fair value declines in PMT’s interest rate sensitive strategies

•

Repurchased 0.6 million common shares of PMT at an average price of $11.83 per share for a cost of $7.6 million; also repurchased an additional 0.7 million common shares through April 25 at an average price of $12.06 per share for a cost of $8.1 million

•	Book value per common share increased to $15.96 at March 31, 2023, from $15.78 at December 31, 2023

Other investment highlights:

•	Investment activity driven by correspondent production volumes
o

Conventional correspondent loan production volumes for PMT’s account totaled $6.6 billion in unpaid principal balance (UPB), down 2 percent from the prior quarter and 32 percent from the first quarter of 2022 as a result of the sale of certain conventional loans to PennyMac Financial Services, Inc. (NYSE: PFSI)

—	Resulted in the creation of $101 million in new MSRs
•	Invested $12 million in recently issued government-sponsored enterprise (GSE) credit risk transfer (CRT) bonds

Notable activity after quarter end

•	PMT exercised its option to extend the maturity for the Fannie Mae MSR term notes originally due in April 2023 for two years
•	Issued $235 million of new, 2-year CRT term notes to finance CRT investments previously financed with securities repurchase agreements
•	Invested $52 million in additional opportunistic investments

“PMT’s performance in the first quarter reflected strong earnings and growth in book value per share,” said Chairman and CEO David Spector. “Solid results in PMT’s credit sensitive strategies due to credit spread tightening early in the quarter were partially offset by net fair value declines on MSRs and interest rate hedges, which drove a tax benefit. A key contributor to PMT’s strong performance over the long term has been the sophisticated financing structures we have in place for its long-term assets. Recently, we further strengthened PMT’s balance sheet, extending for two years the maturity of $450 million in Fannie Mae MSR term notes originally due in April; and issuing $235 million of 2-year CRT notes, providing us with term financing and reduced margin call exposure for certain CRT assets previously financed with securities repurchase agreements. We continue to see attractive opportunities to deploy capital into new investments as well as the repurchase of our shares well below book value. Given PMT’s seasoned investment portfolio with solid underlying fundamentals and its strong balance sheet, I remain optimistic for continued strong financial performance in 2023.”

The following table presents the contributions of PMT’s segments, consisting of Credit Sensitive Strategies, Interest Rate Sensitive Strategies, Correspondent Production, and Corporate:

	Quarter ended March 31, 2023
	Credit sensitive strategies	Interest rate sensitive strategies	Correspondent production	Corporate	Consolidated
	(in thousands)
Net investment income:
Net gains on investments and financings
CRT investments	$46,278	$-	$-	$-	$46,278
Loans at fair value
Distressed	451	-	-	-	451
Held by variable interest entity	1,315	(458)	-	-	857
Mortgage-backed securities	6,344	71,874	-	-	78,218
	54,388	71,416	-	-	125,804
Net gains on loans acquired for sale	-	-	6,473	-	6,473
Net loan servicing fees	-	(23,693)	-	-	(23,693)
Net interest expense:
Interest income	21,394	92,083	36,927	2,615	153,019
Interest expense	17,803	125,168	35,132	1,034	179,137
	3,591	(33,085)	1,795	1,581	(26,118)
Other	56	-	7,844	-	7,900
	58,035	14,638	16,112	1,581	90,366
Expenses:
Loan fulfillment and servicing fees payable to PennyMac Financial Services, Inc.	77	20,372	11,923	-	32,372
Management fees payable to PennyMac Financial Services, Inc.	-	-	-	7,257	7,257
Other	636	1,289	2,408	7,603	11,936
	$713	$21,661	$14,331	$14,860	$51,565
Pretax income (loss)	$57,322	$(7,023)	$1,781	$(13,279)	$38,801

Credit Sensitive Strategies Segment

The Credit Sensitive Strategies segment primarily includes results from PMT’s organically-created GSE CRT investments, investments in non-agency subordinate bonds from private-label securitizations of PMT’s production, opportunistic investments in GSE CRT and legacy investments. Pretax income for the segment was $57.3 million on net investment income of $58.0 million, compared to pretax income of $10.8 million on net investment income of $11.2 million in the prior quarter.

Net gains on investments in the segment were $54.4 million, compared to $11.2 million in the prior quarter. These net gains include $46.3 million on PMT’s organically-created GSE CRT investments, $6.3 million on other acquired subordinate CRT mortgage-backed securities (MBS), $1.3 million on investments from non-agency subordinate bonds from PMT’s production, and $0.5 million on distressed loans.

Net gains on PMT’s organically-created CRT investments for the quarter were $46.3 million, compared to $8.5 million in the prior quarter. These net gains include $30.9 million in valuation-related gains, which reflected the impact of credit spread tightening in the first quarter. The prior quarter included $8.1 million of losses related to credit spread widening. Net gains on PMT’s organically-created CRT investments also included $16.6 million in realized gains and carry, compared to $17.8 million in the prior quarter. Realized losses during the quarter were $1.3 million, compared to $1.2 million in the prior quarter.

Net interest income for the segment totaled $3.6 million, compared to $0.7 million in the prior quarter. Interest income totaled $21.4 million, up from $18.4 million in the prior quarter, primarily due to higher earnings rates on deposits securing CRT arrangements. Interest expense totaled $17.8 million, up slightly from the prior quarter.

Segment expenses were $0.7 million, up from $0.4 million in the prior quarter.

Interest Rate Sensitive Strategies Segment

The Interest Rate Sensitive Strategies segment includes results from investments in MSRs, Agency MBS, non-Agency senior MBS and interest rate hedges. Pretax loss for the segment was $7.0 million on net investment income of $14.6 million, compared to a pretax loss of $9.3 million on net investment income of $13.7 million in the prior quarter. The segment includes investments that typically have offsetting fair value exposures to changes in interest rates. For example, in a period with decreasing interest rates, MSRs are expected to decrease in fair value, whereas Agency pass-through and non-Agency senior MBS are expected to increase in fair value.

The results in the Interest Rate Sensitive Strategies segment consist of net gains and losses on investments, net interest income and net loan servicing fees, as well as associated expenses.

Net gains on investments for the segment were $71.4 million, which primarily consisted of gains on MBS due to declining interest rates.

Net loan servicing fees were $(23.7) million, compared to $(2.1) million in the prior quarter. Net loan servicing fees included contractually specified servicing fees of $164.2 million and $3.9 million in other fees, reduced by $91.7 million in realization of MSR cash flows. Net loan servicing fees also included $45.8 million in fair value decreases of MSRs, $54.9 million in hedging losses, and $0.5 million of MSR recapture income. PMT’s hedging activities are intended to manage its net exposure across all interest rate sensitive strategies, which include MSRs, MBS and related tax impacts.

The following schedule details net loan servicing fees:

	Quarter ended
	March 31, 2023	December 31, 2022	March 31, 2022
	(in thousands)
From non-affiliates:
Contractually specified	$164,214	$164,189	$146,885
Other fees	3,943	5,502	9,114
Effect of MSRs:
Change in fair value
Realization of cashflows	(91,673)	(98,974)	(88,919)
Due to changes in valuation inputs used in valuation model	(45,771)	43,935	392,640
	(137,444)	(55,039)	303,721
Hedging results	(54,891)	(117,228)	(163,802)
	(192,335)	(172,267)	139,919
	(24,178)	(2,576)	295,918
From PFSI—MSR recapture income	485	512	8,260
Net loan servicing fees	$(23,693)	$(2,064)	$304,178

PMT’s MSR fair value decreased by $45.8 million in the quarter primarily due to lower market interest rates.

Net interest expense for the segment was $33.1 million versus $27.3 million in the prior quarter. Interest income totaled $92.1 million, up from $80.4 million in the prior quarter, primarily due to higher average MBS balances and increased placement fee income on custodial balances. Interest expense totaled $125.2 million, up from $107.7 million in the prior quarter, primarily due to higher financing costs on MBS balances driven by higher short-term interest rates.

Segment expenses were $21.7 million, down slightly from $23.0 million in the prior quarter.

Correspondent Production Segment

PMT acquires newly originated loans from correspondent sellers and typically sells or securitizes the loans, resulting in current-period income and additions to its investments in MSRs related to a portion of its production. PMT’s Correspondent Production segment generated pretax income of $1.8 million, down from $7.1 million in the prior quarter.

Through its correspondent production activities, PMT acquired a total of $20.2 billion in UPB of loans, down 3 percent from the prior quarter and 10 percent from the first quarter of 2022. Of total correspondent acquisitions, conventional conforming acquisitions totaled $10.7 billion, essentially unchanged from the prior quarter, and government-insured or guaranteed acquisitions totaled $9.5 billion, down 6 percent from the prior quarter. $6.6 billion of conventional correspondent production was for PMT’s own account, and $4.1 billion was for PFSI’s account. Interest rate lock commitments on conventional loans for PMT’s account totaled $7.6 billion, up slightly from the prior quarter.

Segment revenues were $16.1 million and included other income of $7.8 million, which primarily consists of volume-based origination fees, net gains on loans acquired for sale of $6.5 million, and net interest income of $1.8 million. Net gains on loans acquired for sale in the quarter decreased by $3.3 million from the prior quarter as a result of lower margins. Interest income was $36.9 million, up from $32.6 million in the prior quarter, and interest expense was $35.1 million, up from $28.6 million in the prior quarter, both due to higher short-term interest rates and average balances of loans acquired for sale at fair value.

Segment expenses were $14.3 million, down from $16.5 million in the prior quarter. The weighted average fulfillment fee rate in the first quarter was 18 basis points, unchanged from the prior quarter.

Corporate Segment

The Corporate segment includes interest income from cash and short-term investments, management fees, and corporate expenses.

Segment revenues were $1.6 million, up from $0.8 million in the prior quarter. Management fees were $7.3 million, and other segment expenses were $7.6 million, both essentially unchanged from the prior quarter.

Taxes

PMT recorded a tax benefit of $21.9 million driven by fair value declines on MSRs and interest rate hedges held in PMT’s taxable subsidiary.

***

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at pmt.pennymac.com beginning after the market closes on Thursday, April 27, 2023.

About PennyMac Mortgage Investment Trust

PennyMac Mortgage Investment Trust is a mortgage real estate investment trust (REIT) that invests primarily in residential mortgage loans and mortgage-related assets. PMT is externally managed by PNMAC Capital Management, LLC, a wholly-owned subsidiary of PennyMac Financial Services, Inc. (NYSE: PFSI). Additional information about PennyMac Mortgage Investment Trust is available at pmt.pennymac.com.

Media	Investors
Kristyn Clark	Kevin Chamberlain
kristyn.clark@pennymac.com	Isaac Garden
805.395.9943	investorrelations@pennymac.com
818.224.7028

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in interest rates; the Company’s ability to comply with various federal, state and local laws and regulations that govern its business; changes in the Company’s investment objectives or investment or operational strategies, including any new lines of business or new products and services that may subject it to additional risks; volatility in the Company’s industry, the debt or equity markets, the general economy or the real estate finance and real estate markets; events or circumstances which undermine confidence in the financial and housing markets or otherwise have a broad impact on financial and housing markets; changes in general business, economic, market, employment and domestic and international political conditions, or in consumer confidence and spending habits from those expected; the degree and nature of the Company’s competition; declines in real estate or significant changes in U.S. housing prices or activity in the U.S. housing market; the availability of, and level of competition for, attractive risk-adjusted investment opportunities in mortgage loans and mortgage-related assets that satisfy the Company’s investment objectives; the inherent difficulty in winning bids to acquire mortgage loans, and the Company’s success in doing so; the concentration of credit risks to which the Company is exposed; the Company’s dependence on its manager and servicer, potential conflicts of interest with such entities and their affiliates, and the performance of such entities; changes in personnel and lack of availability of qualified personnel at its manager, servicer or their affiliates; the availability, terms and deployment of short-term and long-term capital; the adequacy of the Company’s cash reserves and working capital; the Company’s ability to maintain the desired relationship between its financing and the interest rates and maturities of its assets; the timing and amount of cash flows, if any, from the Company’s investments; our substantial amount of indebtedness; the performance, financial condition and liquidity of borrowers; our exposure to risks of loss and disruptions in operations resulting from adverse weather conditions, man-made or natural disasters, climate change and pandemics; the ability of the Company’s servicer, which also provides the Company with fulfillment services, to approve and monitor correspondent sellers and underwrite loans to investor standards; incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of the Company’s customers and counterparties; the Company’s indemnification and repurchase obligations in connection with mortgage loans it purchases and later sells or securitizes; the quality and enforceability of the collateral documentation evidencing the Company’s ownership and rights in the assets in which it invests; increased rates of delinquency, defaults and forbearances and/or decreased recovery rates on the Company’s investments; the performance of mortgage loans underlying mortgage-backed securities in which the Company retains credit risk; the Company’s ability to foreclose on its investments in a timely manner or at all; increased prepayments of the mortgages and other loans underlying the Company’s mortgage-backed securities or relating to the Company’s mortgage servicing rights and other investments; the degree to which the Company’s hedging strategies may or may not protect it from interest rate volatility; the effect of the accuracy of or changes in the estimates the Company makes about uncertainties, contingencies and asset and liability valuations when measuring and reporting upon the Company’s financial condition and results of operations; the Company’s ability to maintain appropriate internal control over financial reporting; technologies for loans and the Company’s ability to mitigate security risks and cyber intrusions; the Company’s ability to detect misconduct and fraud; developments in the secondary markets for the Company’s mortgage loan products; legislative and regulatory changes that impact the mortgage loan industry or housing market; changes in regulations or the occurrence of other events that impact the business, operations or prospects of government agencies or government-sponsored entities, or such changes that increase the cost of doing business with such agencies or entities; legislative and regulatory changes that impact the business, operations or governance of mortgage lenders and/or publicly-traded companies; the Consumer Financial Protection Bureau and its issued and future rules and the enforcement thereof; changes in government support of homeownership; changes in government or government-sponsored home affordability programs; limitations imposed on the Company’s business and its ability to satisfy complex rules for it to qualify as a REIT for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of the Company’s subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U.S. federal income tax purposes; changes in governmental regulations, accounting treatment, tax rates and similar matters; the Company’s ability to make distributions to its shareholders in the future; the Company’s failure to deal appropriately with issues that may give rise to reputational risk; and the Company’s organizational structure and certain requirements in its charter documents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31, 2023	December 31, 2022	March 31, 2022
	(in thousands except share amounts)
ASSETS
Cash	$118,672	$111,866	$187,880
Short-term investments at fair value	292,153	252,271	236,468
Mortgage-backed securities at fair value	4,629,004	4,462,601	3,070,330
Loans acquired for sale at fair value	3,143,518	1,821,933	1,708,745
Loans at fair value	1,502,471	1,513,399	1,826,482
Derivative assets	89,285	84,940	77,823
Deposits securing credit risk transfer arrangements	1,297,917	1,325,294	1,536,862
Mortgage servicing rights at fair value	3,975,076	4,012,737	3,391,172
Servicing advances	138,716	197,972	134,002
Due from PennyMac Financial Services, Inc.	-	3,560	20,562
Other	170,417	134,991	197,189
Total assets	$15,357,229	$13,921,564	$12,387,515
LIABILITIES
Assets sold under agreements to repurchase	$8,114,108	$6,616,528	$5,092,700
Mortgage loan participation and sale agreements	-	-	65,699
Notes payable secured by credit risk transfer and mortgage servicing assets	2,790,958	2,804,028	2,372,279
Exchangeable senior notes	547,003	546,254	544,100
Asset-backed financing of variable interest entities at fair value	1,403,080	1,414,955	1,712,650
Interest-only security payable at fair value	23,205	21,925	16,373
Derivative and credit risk transfer strip liabilities at fair value	138,469	167,226	129,350
Unsettled securities trades	12,424	—	—
Accounts payable and accrued liabilities	152,793	160,212	117,682
Due to PennyMac Financial Services, Inc.	35,166	36,372	27,722
Income taxes payable	129,882	151,778	46,797
Liability for losses under representations and warranties	39,407	39,471	40,225
Total liabilities	13,386,495	11,958,749	10,165,577
SHAREHOLDERS' EQUITY
Preferred shares of beneficial interest	541,482	541,482	541,482
Common shares of beneficial interest—authorized, 500,000,000 common shares of $0.01 par value; issued and outstanding 88,385,614 88,888,889 and 93,007,076 common shares, respectively	884	889	930
Additional paid-in capital	1,940,297	1,947,266	2,000,107
Accumulated deficit	(511,929)	(526,822)	(320,581)
Total shareholders' equity	1,970,734	1,962,815	2,221,938
Total liabilities and shareholders' equity	$15,357,229	$13,921,564	$12,387,515

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarterly Periods Ended
	March 31, 2023	December 31, 2022	March 31, 2022
	(in thousands, except per share amounts)
Investment Income
Net gains (losses) on investments and financings	$125,804	$54,294	$(229,095)
Net loan servicing fees:
From nonaffiliates
Servicing fees	168,157	169,691	155,999
Change in fair value of mortgage servicing rights	(137,444)	(55,039)	303,721
Hedging results	(54,891)	(117,228)	(163,802)
	(24,178)	(2,576)	295,918
From PennyMac Financial Services, Inc.	485	512	8,260
	(23,693)	(2,064)	304,178
Net gains on loans acquired for sale	6,473	9,755	3,953
Loan origination fees	7,706	9,668	14,774
Interest income	153,019	132,375	51,063
Interest expense	179,137	154,676	63,514
Net interest expense	(26,118)	(22,301)	(12,451)
Other	194	15	480
Net investment income	90,366	49,367	81,839
Expenses
Earned by PennyMac Financial Services, Inc.:
Loan servicing fees	20,449	20,245	21,088
Loan fulfillment fees	11,923	12,184	16,754
Management fees	7,257	7,307	8,117
Loan origination	2,178	3,982	2,842
Professional services	1,523	1,898	4,025
Compensation	1,539	1,587	1,437
Safekeeping	1,116	1,799	2,395
Loan collection and liquidation	579	278	3,177
Other	5,001	5,569	3,946
Total expenses	51,565	54,849	63,781
Income (loss) before (benefit from) provision for income taxes	38,801	(5,482)	18,058
(Benefit from) provision for income taxes	(21,896)	(10,145)	37,187
Net income (loss)	60,697	4,663	(19,129)
Dividends on preferred shares	10,455	10,456	10,455
Net income (loss) attributable to common shareholders	$50,242	$(5,793)	$(29,584)
Earnings (losses) per common share
Basic	$0.56	$(0.07)	$(0.32)
Diluted	$0.50	$(0.07)	$(0.32)
Weighted average shares outstanding
Basic	88,831	89,096	94,146
Diluted	113,388	89,096	94,146